UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 17, 2010
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

131 South Clark Drive, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 967-5146

Not applicable.
(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On December 17, 2010, the Compensation and Stock Option Committee (the “Compensation Committee”) of the Board of Directors of Amtech Systems, Inc. (the “Company”) approved annual base compensation for its executive officers for calendar year 2011, as follows: (i) Jong S. Whang, the Company’s Chairman of the Board and Chief Executive Officer, $400,000: (ii) Fokko Pentinga, the Company’s President, $310,000 (which salary will be paid in Euros based upon the exchange rate in effect as of December 17, 2010); (iii) Bradley C. Anderson, the Company’s Vice President—Finance and Chief Financial Officer, $265,000; and (iv) Robert T. Hass, the Company’s Chief Accounting Officer, $170,000. In addition, the Compensation Committee approved car allowances of $18,000 per year for Mr. Whang, €26,400 per year for Mr. Pentinga, $10,000 per year for Mr. Anderson and $7,000 per year for Mr. Hass.

On December 17, 2010, the Compensation Committee also approved target performance bonus amounts for its executive officers under the Company’s non-equity incentive plan for fiscal year 2011, as follows: (i) for Mr. Whang, 80% of his base salary; (ii) for Mr. Pentinga, 65% of his base salary; (iii) for Mr. Anderson, 55% of his base salary; and (iv) for Mr. Hass, 30% of his base salary.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: December 23, 2010	By:	/s/Robert T. Hass
		Name:	Robert T. Hass
		Title:	Chief Accounting Officer and
Assistant Secretary